Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of CONSOL Energy Inc. of our report dated February 15, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in CNX Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania February 27, 2008